UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-9819		52-1549373
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen,	Virginia			23060-9245
(Address of principal executive offices)				(Zip Code)
		(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On October 27, 2023, the Compensation Committee of the Board of Directors of Dynex Capital, Inc. (the “Company”) approved a new employment agreement with the Company’s President and Co-Chief Investment Officer, Smriti L. Popenoe (the “Popenoe Agreement”) and a new employment agreement with its Chief Executive Officer and Co-Chief Investment Officer, Byron L. Boston (the “Boston Agreement,” and together with the Popenoe Agreement, the “Employment Agreements”). Each Employment Agreement is effective as of October 27, 2023. The Boston Agreement supersedes the current employment agreement between Mr. Boston and the Company, dated August 31, 2020, and the Popenoe Agreement supersedes the current employment agreement between Ms. Popenoe and the Company, dated August 28, 2020 as amended December 18, 2020.

Each Employment Agreement provides for an initial three-year term, which will be extended automatically for an additional year at the end of the initial term and each year thereafter, unless either the Company or the executive gives written notice of non-renewal at least 90 days prior to the end of the then-current term. Upon a Change in Control (as defined in the Employment Agreements), the term of each Employment Agreement will be extended automatically for a period of two years, unless the Change in Control occurs during the initial term and there are more than two years remaining in the initial term.

The Employment Agreements reflect the current annual base salaries of Mr. Boston and Ms. Popenoe at the rates of $900,000 and $800,000, respectively, which may be increased or decreased, but not below the current annual base salaries without the executive’s consent, and may not be decreased following a Change in Control. Each executive is eligible to receive annual cash incentive awards pursuant to the Dynex Capital, Inc. Annual Cash Incentive Plan (or any successor plan). The minimum target annual cash incentive award for each executive is 200% of his or her base salary, and the maximum annual cash incentive award for each executive will be not less than 400% of his or her annual base salary. Each executive is also eligible to receive annual long-term incentive awards pursuant to the Company’s 2020 Stock and Incentive Plan (or any successor plan) at the minimum target amount of $3,100,000 for Mr. Boston and $2,200,000 for Ms. Popenoe. The actual amounts of the annual cash incentive awards and long-term incentive awards may be more or less than target, but not above the maximum.

Each executive remains entitled to participate in the employee and executive benefit plans and programs offered by the Company in which other senior executives of the Company are eligible to participate, including medical, dental, life and disability insurance and retirement, deferred compensation and savings plans, in accordance with the terms and conditions of such plans. Each executive continues to be eligible for a Company-provided cell phone, personal data assistant and business-related usage fees for such items, as well as a reimbursement for the cost of an annual concierge medical services program.

Under the Employment Agreements, each executive’s employment may be terminated by the Company with or without Cause (as defined in the Employment Agreements). If the executive resigns for Good Reason (as defined in the Employment Agreements) or the executive’s employment is terminated by the Company without Cause (other than due to death or disability), more than six months before a Change in Control or more than two years after a Change in Control, the executive is entitled to receive a lump sum severance payment equal to two times the sum of (i) the executive’s annual base salary at the time of termination and (ii) the average of the executive’s annual cash incentive awards paid for the prior three years. Additionally, each executive will be entitled to receive (a) any amounts already earned but not yet paid (the “Accrued Obligations”); (b) continued medical, dental, life and disability insurance coverage (or payment in lieu) for 24 months; (c) a prorated annual cash incentive award for the year of termination if the applicable performance period is incomplete as of the date of termination (prorated for time employed through the date of termination and based on performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) (a “Prorated Annual Incentive Award”); and (d) full vesting of any unvested equity awards, with performance for any performance-based equity awards to be determined based on the terms of the applicable grant agreement.

The Employment Agreements contain a “double trigger” provision for severance in a Change in Control context. If the executive resigns for Good Reason or the executive’s employment is terminated by the Company without Cause (other than due to death or disability) on or within six months before a Change in Control or two years after a Change in Control, the executive will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i) the executive’s annual base salary at the time of termination and (ii) the average of the executive’s annual cash incentive awards paid for the prior three years. Additionally, each executive will be entitled to receive (a) the Accrued Obligations; (b) continued medical, dental, life and disability insurance coverage (or payment in lieu) for 36 months; (c) a Prorated Annual Incentive Award for the year of termination; and (d) full vesting of any unvested equity awards, with performance for any performance-based equity awards to be determined based on the terms of the applicable grant agreement.

If the executive’s employment terminates due to death, the Employment Agreements provide for a lump sum payment to the executive’s estate of an amount equal to the sum of (i) the executive’s annual base salary at the time of the executive’s death and (ii) the average of the executive’s annual cash incentive awards paid for each of the prior three years. The executive’s estate will also be entitled to (a) the Accrued Obligations; (b) a Prorated Annual Incentive Award for the year of death; and (c) full vesting of the executive’s unvested equity awards, with performance for any performance-based equity awards to be determined based on the terms of the applicable grant agreement. If the executive’s employment terminates due to disability, the executive will be entitled to receive (w) the Accrued Obligations; (x) continued medical, dental, life and disability insurance coverage (or payment in lieu) for 18 months; (y) an annual cash incentive award for the year of termination if the applicable performance period is incomplete as of the date of termination (based on performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals); and (z) full vesting of any unvested equity awards, with performance for any performance-based equity awards to be determined based on the terms of the applicable grant agreement.

The Employment Agreements provide that if the Company determines not to renew the agreement at the end of any employment term and the executive’s employment is terminated by the Company without Cause at the end of the term or by the executive for Good Reason on account of such non-renewal (as described below), the executive will be entitled to receive the same severance payments as described above for a termination by the Company without Cause or by the executive for Good Reason. In the event the Company determines not to renew the agreement at the end of any employment term and does not offer the executive a comparable replacement employment agreement, the executive may terminate his or her employment for Good Reason.

Except for the Accrued Obligations, payment of all of the severance payments discussed above (other than in the event of death) remains contingent on the executive signing an effective release in favor of the Company and its affiliates.

For purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”),, the Employment Agreements provide for Change in Control severance benefits on a “best net” approach, under which the Change in Control severance benefits will be reduced to avoid the golden parachute excise tax under Section 4999 of the Internal Revenue Code only if such a reduction would cause the executive to receive more after-tax compensation than without a reduction. The Employment Agreements also provide that, in the event of a Change in Control, the Company will reimburse the executive for his or her reasonable attorneys’ fees and expenses incurred in connection with the review of the Employment Agreement with respect to the Change in Control and the review of the calculations performed in respect of Sections 280G and 4999 of the Internal Revenue Code. In addition, each Employment Agreement provides that the Company will reimburse the executive for his or her reasonable attorneys’ fees incurred in connection with the review and negotiation of the Employment Agreement generally, as well as his or her reasonable legal fees incurred in connection with certain disputes relating to the Employment Agreement.

Under the Employment Agreements, the executives are subject to certain restrictive covenants in favor of the Company, including (i) a confidentiality covenant that applies during and following the executive’s employment for five years (or longer if the confidential information is a trade secret), (ii) a non-solicitation covenant that applies during the executive’s employment and for 12 months following the executive’s employment, and (iii) a non-competition covenant that applies during the executive’s employment and (a) for six months following the executive’s employment if he or she receives severance benefits resulting from (x) a termination by the Company without Cause (other than due to death or disability) or the executive for Good Reason, in each case, more than six months before or more than two years after a Change in Control or (y) a termination due to the executive’s disability, (b) for 24 months following the executive’s employment if he or she receives severance benefits resulting from a termination by the Company without Cause (other than due to death or disability) or the executive for Good Reason, in each case, on or within six months before or two years after a Change in Control, or (c) for 90 days following the executive’s employment if the executive is terminated for any other reason. The Employment Agreements provide for a clawback of incentive compensation to the extent required by federal or state law or regulation or stock exchange requirement or pursuant to an applicable clawback policy adopted by the Board of Directors of the Company from time to time.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between Dynex Capital, Inc. and Smriti L. Popenoe, dated as of October 27, 2023.
10.2	Employment Agreement by and between Dynex Capital, Inc. and Byron L. Boston, dated as of October 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	October 30, 2023	By:	/s/ Robert S. Colligan
Robert S. Colligan
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)